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                                                                      EXHIBIT 23

       As a certified Public Accountant, I hereby consent to the inclusion of my report dated August 14, 2000, in the Form 10-QSB filed by Mojave Southern, Inc., including all references to my reports to the extent they are concurrent therewith and contained in the Form 10-QSB.





                                   Mark S. Sherman, C.P.A.

Dated: August 14, 2000